UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013 (March 27, 2013)

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York Recovery REIT, Inc. (the "Company") previously filed a Current Report on Form 8-K on March 28, 2013 (the "Original Form 8-K") reporting its acquisition of a fee simple interest in an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan (the "West 18th Street Property").  This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the West 18th Street Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of anticipated capital improvements.
 The Company believes that the West 18th Street Property is well located, has acceptable roadway access and is well maintained. The West 18th Street Property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants of the West 18th Street Property could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the West 18th Street Property, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
American Realty Capital New York Recovery REIT, Inc.
We have audited the accompanying Historical Summary of a fee-simple interest in an office building located at 216-18 West 18th Street in Manhattan, New York (the "West 18th Street Property") which comprise the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the financial statement
Management of American Realty Capital New York Recovery REIT, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the West 18th Street Property for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the West 18th Street Property's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 11, 2013

THE WEST 18th STREET PROPERTY

STATEMENT OF REVENUES AND CERTAIN EXPENSES
(In thousands)

Year Ended
December 31, 2012
Revenues:
Rental income	$4,952
Operating expense reimbursements	388
Total revenues	5,340

Certain expenses:
Real estate taxes	716
Property operating	857
Insurance	74
Total certain expenses	1,647
Revenues in excess of certain expenses	$3,693
 The accompanying notes are an integral part of this Statement of Revenues and Certain Expenses.

THE WEST 18th STREET PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
December 31, 2012

1. Background and Basis of Presentation
The accompanying Statement of Revenues and Certain Expenses ("Historical Summary") includes the operations of a fee simple interest in an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan (the "West 18th Street Property") for the year ended December 31, 2012. American Realty Capital New York Recovery REIT, Inc. (the "Company") completed its acquisition of the West 18th Street Property through its sponsor, American Realty Capital III, LLC, from an unaffiliated third party on March 27, 2013, for $112.0 million. The West 18th Street Property contains 165,670 rentable square feet and consists of 13 floors of office space and one ground floor retail unit.
The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the West 18th Street Property was acquired from an unaffiliated party and (b) based on due diligence of the West 18th Street Property by the Company, management is not aware of any material factors relating to the West 18th Street Property that would cause this financial information not to be indicative of future operating results.
2.  Summary of Significant Accounting Policies
Revenue Recognition
Under the terms of the leases, the tenants pay monthly expense reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $2.2 million over the rent payments received in cash for the year ended December 31, 2012.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of December 31, 2012:

Tenant	December 31, 2012
Red Bull North America, Inc.	38.8%
SAE Institute of Technology Corp.	20.8%
Deluxe Media Creative Services, Inc.	16.2%
SYPartners	14.4%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2012.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE WEST 18th STREET PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
December 31, 2012

3. Future Minimum Lease Payments
At December 31, 2012, the West 18th Street Property was 83.7% leased under non-cancelable operating leases with a remaining lease term of 10.8 years on a weighted average basis. Future minimum lease payments are as follows:

(In thousands)	Future Minimum Lease Payments
2013	$6,500
2014	7,098
2015	7,290
2016	7,513
2017	7,584
2018 and thereafter	50,186
Total	$86,171
4. Subsequent Events
The Company has evaluated subsequent events through April 11, 2013, the date which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2012
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. ("the Company") had acquired a fee simple interest in an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan (the "West 18th Street Property") as of December 31, 2012. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the West 18th Street Property as of December 31, 2012, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc.(1)	West 18th Street Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$92,648	$17,500	(2)	$110,148
Buildings, fixtures and improvements	229,557	90,956	(2)	320,513
Acquired intangible lease assets	38,652	9,806	(2)	48,458
Total real estate investments, at cost	360,857	118,262		479,119
Less: accumulated depreciation and amortization	(12,263)	—		(12,263)
Total real estate investments, net	348,594	118,262		466,856
Cash and cash equivalents	5,354	—		5,354
Restricted cash	962	—		962
Receivable for sale of common stock	1,123	—		1,123
Due from affiliates, net	325	—		325
Prepaid expenses and other assets	4,624	—		4,624
Deferred costs, net	6,868	1,772	(3)	8,640
Total assets	$367,850	$120,034		$487,884
Liabilities and Equity
Mortgage notes payable	$185,569	$60,000	(4)	$245,569
Revolving credit facility	19,995	—		19,995
Below market lease liabilities, net	6,235	6,177	(2)	12,412
Derivatives, at fair value	1,710	—		1,710
Accounts payable and accrued expenses	10,058	814	(5)	10,872
Deferred rent and other liabilities	866	—		866
Distributions payable	986	—		986
Total liabilities	225,419	66,991		292,410
Common stock	199	53		252
Additional paid-in capital	164,972	52,990		217,962
Accumulated other comprehensive loss	(1,693)	—		(1,693)
Accumulated deficit	(22,338)	—		(22,338)
Total stockholders' equity	141,140	53,043		194,183
Non-controlling interests	1,291	—		1,291
Total equity	142,431	53,043		195,474
Total liabilities and equity	$367,850	$120,034		$487,884
The accompanying notes are an integral part of this Unaudited Pro Forma Consolidated Balance Sheet.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the Company's historical audited Balance Sheet as of December 31, 2012, as previously filed.
(2) Reflects the acquisition of the West 18th Street Property. The purchase price, excluding related expenses, was $112.0 million, which was funded through the sale of common stock as well as a $60.0 million mortgage note payable secured by the West 18th Street Property.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be six months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from five to 15 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(3)
Reflects deferred financing costs of $1.1 million, including financing coordination fees of $0.5 million incurred from New York Recovery Advisors, LLC, the Company's affiliated advisor. Amount also reflects deferred leasing costs of $0.7 million comprised of leasing commissions paid to third party real estate brokers.

(4)
The Company financed a portion of the acquisition with a $60.0 million mortgage note payable that bears interest at a rate of LIBOR plus 1.75% and requires only monthly interest payments, with the principal balance due on the maturity date in December 2013.

(5) Reflects a credit received from the seller for a tenant improvement allowance.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 is presented as if American Realty Capital New York Recovery REIT, Inc. ("the Company") had acquired a fee simple interest in an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan (the "West 18th Street Property") as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the West 18th Street Property as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital New York Recovery REIT, Inc. (1)	West 18th Street Property (2)	Pro Forma Adjustments West 18th Street Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$14,519	$4,952	$2,219	(3)	$21,690
Operating expense reimbursements	903	388	—		1,291
Total revenues	15,422	5,340	2,219		22,981
Operating expenses:
Property operating	2,398	1,647	—		4,045
Acquisition and transaction related	6,066	—	—		6,066
General and administrative	226	—	—		226
Depreciation and amortization	8,097	—	6,250	(4)	14,347
Total operating expenses	16,787	1,647	6,250		24,684
Operating income (loss)	(1,365)	3,693	(4,031)		(1,703)
Other income (expenses):
Interest expense, net	(4,993)	—	(1,943)	(5)	(6,936)
Loss on derivative instruments	(14)	—	—		(14)
Total other expenses	(5,007)	—	(1,943)		(6,950)
Net income (loss)	(6,372)	3,693	(5,974)		(8,653)
Net loss attributable to non-controlling interest	33	—	—		33
Net income (loss) attributable to stockholders	$(6,339)	$3,693	$(5,974)		$(8,620)
The accompanying notes are an integral part of this Unaudited Pro Forma Consolidated Statement of Operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the West 18th Street Property for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above and below market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial terms of the respective leases, which range from five to 15 years.

(5)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired as of the beginning of the period presented. The Company financed a portion of the acquisition with a $60.0 million mortgage note payable that bears interest at a rate of LIBOR plus 1.75% and requires only monthly interest payments, with the principal balance due on the maturity date in December 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: April 11, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer